Exhibit 10.149

To:	La Rosa Holdings Corp.
1420 Celebration Blvd., 2nd Floor
Celebration, Florida 34747

Attention:	Joseph La Rosa
Chief Executive Officer

January 9, 2026

Re: Amendment to Securities Purchase Agreement, dated as of November 12, 2025

Dear Mr. La Rosa:

Reference is made to the Securities Purchase Agreement, dated as of November 12, 2025 (the “Purchase Agreement”), by and among La Rosa Holdings Corp., a Nevada corporation (together with its successors and permitted assigns, the “Company”), and ATW AI Infrastructure III LLC and ATW AI Infrastructure IIIB LLC (together, the “Purchasers”). Capitalized terms used but not defined herein are used as defined in the Purchase Agreement.

Subject to the terms and conditions set forth herein, the Purchase Agreement is hereby amended as follows:

●	Section 3(rr) is hereby amended and restated in its entirety to read as follows:

Other Covered Persons. The Company is not aware of any Person (other than Curvature Securities LLC acting as a placement agent to the Company) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

●	Section 3(zz) is hereby amended and restated in its entirety to read as follows:

Placement Agent’s Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyers or their investment advisors) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities. The Company shall pay, and hold the Buyers harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities other than Curvature Securities LLC, acting as placement agent to the Company.

This amendment shall be a “Transaction Document” and is limited as written.

As of the date first written above, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Purchase Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to the Purchase Agreement as modified thereby, and the provisions in this amendment amending the Purchase Agreement shall be read together and construed as a single agreement with the Purchase Agreement. The execution, delivery and effectiveness of this amendment shall not, except as expressly provided herein, (A) waive or modify any Default or Event of Default (whether or not existing on the date hereof), right, power or remedy under, or any other provision of, any Transaction Document (in each case, other than any failure to comply with any provision of a Transaction Document amended hereby that would not have been a failure if such Transaction Document had been amended as provided herein prior to the date hereof) or (B) commit or otherwise obligate the Purchasers to enter into or consider entering into any other consent, waiver or modification of any Transaction Document or make any further purchases or other advances pursuant to any Transaction Documents.

Each of the Company and the Purchasers hereby agrees that the terms hereof shall not affect in any way its respective obligations and liabilities, as expressly modified hereby, under the Transaction Documents. Each of the Company and the Purchasers hereby reaffirms all of its respective obligations and liabilities under the Transaction Documents as modified hereby, and agrees that such obligations and liabilities shall remain in full force and effect.

In addition, without limitation, Section 9 of the Purchase Agreement provides that this amendment shall be governed by and construed in accordance with the laws of the State of Nevada and that proceedings in respect hereto shall be brought exclusively in the Nevada state courts sitting in Las Vegas, Nevada or federal courts sitting in Las Vegas, Nevada. The parties hereto hereby reaffirm all of these and all other provisions of the Transaction Documents applying to the Transaction Documents as applying to this amendment, all of which are hereby incorporated herein by reference.

[Signature Pages Follow]

This amendment may be executed in counterparts, which may be effectively transmitted by fax or e-mail (in each case return receipt requested and obtained) and which, together, shall constitute one and the same instrument.

Very truly yours,

ATW AI INFRASTRUCTURE III LLC

By:
Name:
Title:

ATW AI INFRASTRUCTURE IIIB LLC

By:
Name:
Title:

Accepted and Agreed
As of the Date First Written Above:

LA ROSA HOLDINGS CORP.,
as Company

By:
	Name:	Joseph LaRosa
	Title:	Chief Executive Officer